Exhibit (d)(26)

Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of September 9, 2008,

between

FMR Co., Inc.

and

Fidelity Management & Research (Hong Kong) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Discretionary Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Consumer Staples Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Energy Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Financials Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Health Care Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Industrials Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Information Technology Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity International Equity Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Materials Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Telecom Services Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Utilities Central Fund	Equity	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Floating Rate Central Fund	High Income	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 1	High Income	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity High Income Central Fund 2	High Income	09/09/2008
Fidelity Central Investment Portfolios LLC	Fidelity Specialized High Income Central Fund	High Income	09/09/2008

Agreed and Accepted
as of September 9, 2008

FMR Co., Inc.		\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity Management & Research (Hong Kong) Limited

By:	/s/ JS Wynant		By:	/s/ JS Wynant
Name:	JS Wynant		Name:	JS Wynant
Title:	Vice President		Title:	Treasurer